Exhibit 5.1
September 19, 2008
Atlas Energy Resources, LLC
Westpointe Corporate Center One
1550 Coraopolis Heights Road
Moon Township, PA 15108
Ladies and Gentlemen:
     We have acted as counsel to Atlas Energy Resources, LLC, a Delaware limited liability company (“Atlas”), in connection with the preparation and filing of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Registration Statement”), and the Prospectus of even date herewith contained therein (the “Prospectus”) with respect to the registration, offer and sale by the selling noteholders named in the Prospectus of 10.75% Senior Notes due 2018 of Atlas (the “Notes”). In connection therewith, you have requested our opinion as to certain matters referred to below.
     In our capacity as such counsel, we have familiarized ourselves with the actions taken by Atlas in connection with the registration of the Notes. We have examined the originals or certified copies of such records, agreements, certificates of public officials and others, and such other documents, including the Registration Statement and the Prospectus, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.
     Based upon and subject to the foregoing, we are of the opinion that:
     1. Atlas is a limited liability company which has been duly formed, is validly existing and is in good standing under the Delaware Limited Liability Company Act.
     2. When sold as set forth in the Registration Statement and the Prospectus, the Notes will be validly issued, fully paid and non-assessable.
     The opinions expressed herein are limited to the Delaware Limited Liability Company Act, as currently in effect.

     We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,
/s/ Ledgewood
LEDGEWOOD
a professional corporation